Exhibit 10.10

Financial Support Agreement

This agreement (this “Agreement”) is entered into by and among the parties below as of March 28, 2018 in Shenzhen, People’s Republic of China (“PRC”):

Aurora Mobile Limited (“Aurora”), a company established and existing under the laws of the Cayman Islands, with its address at Harneys Services (Cayman) Limited, 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman KY1-1002, Cayman Islands;

JPush Information Consultation (Shenzhen) Co., Ltd. (“WFOE”), a wholly foreign owned enterprise organized and existing under the laws of the PRC, with its address at Room 503, Block 7, Zhiheng Strategic Hi-tech Industrial Park, Nanshan District, Shenzhen;

Luo Weidong, a Chinese citizen with Identification No.: ##################;

Wang Xiaodao, a Chinese citizen with Identification No.: ##################;

Fang Jiawen, a Chinese citizen with Identification No.: ##################;

The above parties shall be collectively referred to as the “Parties”, and Luo Weidong, Wang Xiaodao, Fang Jiawen shall be collectively referred to as the “Shareholders”.

Whereas:

A.	Shareholders are the shareholders of Shenzhen Hexun Huagu Information Technology Co., Ltd., with its address at Room 501, Block 7, Zhiheng Strategic Hi-tech Industrial Park, Nanshan District, Shenzhen (a limited liability company established and existing under the laws of the PRC, with its address at Room 501, Block 7, Zhiheng Strategic Hi-tech Industrial Park, Nanshan District, Shenzhen, “Hexun Huagu”);

B.	WFOE is a subsidiary wholly owned by Aurora through KK MOBILE INVESTMENT LIMITED;

The Parties hereby acknowledge certain financial and other matters regarding Hexun Huagu as follows:

1.	Aurora acknowledges and undertakes that, since the date of this Agreement (“Effective Date”), when needed by Hexun Huagu, Aurora agrees to provide unconditional financial support, either by itself or through its wholly-owned subsidiary in China—WFOE, to Shareholders in ways permitted by the PRC laws and regulations (“Financial Support”). Shareholders agree to accept such Financial Support in ways permitted by the PRC laws and regulations and undertake to use unconditionally such Financial Support only for providing funds to Hexun Huagu so as to develop its business.

2.	It Aurora provides Financial Support by itself or through WFOE, the repayment due date and method will be negotiated and determined by the Parties separately. To the extent permitted by the PRC laws and other applicable laws, if Shareholders exempt the repayment obligations of Hexun Huagu as needed by Hexun Huagu, Aurora agrees, either by itself or by instructing WFOE, to exempt the repayment obligations of Shareholders.

3.	Shareholders agree that, to the extent permitted by the PRC laws and other applicable laws, if needed by Hexun Huagu, Shareholders agree to exempt the repayment obligations of Hexun Huagu.

Aurora Mobile Limited
Company seal: /s/ Aurora Mobile Limited

By:	/s/ Luo Weidong
Name:	Luo Weidong
Title:	Director

JPush Information Consultation (Shenzhen) Co., Ltd.

Company seal: /s/ JPush Information Consultation (Shenzhen) Co., Ltd.

By:	/s/ Wang Xiaodao
Name:	Wang Xiaodao
Title:	Legal Representative

Luo Weidong

By:	/s/ Luo Weidong

Wang Xiaodao

By:	/s/ Wang Xiaodao

Fang Jiawen

By:	/s/ Fang Jiawen